PUBLIC RELATION AGREEMENT WITH CACTUS CONSULTANTS INTERNATIONAL, INC.

Standard Form Corporate Public Relations Agreement


This Agreement, made this 31st day of August, 1998, by and between CACTUS CONSULTANTS INTERNATIONAL, INC., a corporation duly organized in the State of Arizona (hereinafter referred to as "CCI'), and RANES INTERNATIONAL HOLDING, INC., (hereinafter referred to as '"Client"), Witnesseth:

1.00 RECITALS: That CCI tenders, among other services, Public Relations and Investor Relations services for client companies that are in various stages of growth who wish to develop and maintain public awareness about their companies by providing corporate information on such companies and their concurrent technology, products and/or services; and Client is a company in its start up or growth stage and wishes to retain an independent, outside, Corporate Public and Investor Relations Service firm that can assist Client to maintain public awareness and interest in their company, technology, products and/or services;

NOW THEREFORE, in consideration of the mutual promises, covenants, and terms between the parties hereto, it is agreed as follows:

1.01 TERM OF CONTRACT: Client hereby retains, employs, and otherwise engages the services of CCI according to the terms described herewith commencing the 1 st day of September, 1998, and continuing for a period of three (3) years, and said retention by Client of CCI for the applicable period, shall be renewable at the option of the parties by mutual agreement upon the same terms and conditions, or as amended.

1.02 SERVICES TO BE PERFORMED BV CCI: The parties hereby agree that CCI will expend its efforts as ALL independent contractor to, including, but not limited to

         a) receive information, including but not limited to, press releases, financial information, news items, management information, business plan, disclosure and filing information, product and/or services information, technical information, and any and all information deemed by Client necessary for CCI or any Public and Investor Relations firm to perform its obligations;

         b) consult with Client on cost, terms, location, and other factors regarding announcements and public venue for placement of such, and otherwise arrange for publication of such information in public venue publications, and all as may be more specifically described and designated in Exhibit " A";

         c) consult with, make commentary on, suggest, advise, or otherwise review and/or amend, at Client's direction, information provided to CCI by the Client for performance of its duties;

         d) disseminate, mail, courier, distribute, and make available, on an individual transactional basis, or larger group basis, all at agreed specifications, and according to the terms and conditions specified in Exhibits " A " and "B", information deemed by the Client necessary for CCI to perform the services as more specifically described in this Agreement and the Exhibits herein;

         e) provide telephone reception and response services on an individual or program basis, relay verbal information, and, render general, non-specified, telephone response, and follow up response, and those same services as may be more specifically described in Exhibit " A" or otherwise requested by the Client;

         f) provide telephone contract and presentation services to designated parties, prearranged parties, and otherwise as may be more specifically directed by Client or described in Exhibit " A";

         g) in turn to retain, employ, utilize or rent, any employees, subcontractors, agents, consultants, advisors, or plant, property, or equipment, on CCI's behalf, or Client's behalf, as the case may be, all necessary and ordinary for CCI to perform the services as more specifically described in this Agreement and the Exhibits herein;

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1.03 ESTOPPEL AND WAIVER: Client hereby agrees, covenants, and warrants, that
CCI is a retained independent contractor to Client, and that no agent, employee, or servant of CCI shall be deemed to be, including but not limited to, a Director, Officer, employee, agent or servant of Client; further Client hereby agrees that Client, its employees, officers, directors, and agents, are estopped from making, and waive their right to make, any claim, demand, petition, civil or court action, file any proceeding, or otherwise allege any right, duty, or liability against CCI, its directors, officers, employees, agents or servants, that CCI, its employees, agents, or servants, is anything other than an independent contractor. Client further warrants that CCI performs its services and makes available its plant, property, equipment and employees, and its manner and means of rendering such services are under the sole control of CCI, as an independent contractor. CCJ, as an independent contractor, is solely and entirely responsible for the acts of its employees, agents, servants, and any subcontractors. Additionally, Client warrants and attests that no Client or Client company employee benefits that may currently be provided to its employees, or provided in the future, are provided, nor are intended to be provided to, CCI, its employees, agents, or servants, such employee benefits that are standard, common, or normal for employers to provide for employees.

1.04 REPRESENTATIONS AND WARRANTIES BV CLIENT OF FURNISHED CORPORATE
INFORMATION: The Client hereby represents, covenants, and warrants to CCI that all information, whether submitted to CCI pursuant to CCI performing its duties to this Agreement, or submitted to CCI otherwise, by whatever means, shall disclose all material facts and shall not omit any facts necessary to make such information, statements, or significance made on behalf on the Client or its affairs not misleading;

1.05 CLIENT INDEMNIFICATION OF CCI FOR CORPORATE INFORMATION AND ITS
DISSEMINATION: Client hereby covenants, warrants, and agrees that CCI is not responsible for, and CCI is indemnified by Client for any claims, demands, costs, fees, Attorneys' fees or retainers, fines, penalties, whether court ordered, or not, and held otherwise harmless for, any and all information relayed, transmitted, disseminated, distributed, or otherwise communicated by whatever means, by CCI on the Client's behalf, or otherwise, whether in the performance of CCI's duties, or not, including but not limited to, public or private publication, dissemination by verbal or written means, by mail, courier, telefax, or telephone; Client further covenants and warrants that any information it supplies to CCI, in any original or amended form, and the concurrent accuracy of such information, and its compliance with any Copyright laws, status, or protection, is solely the responsibility of the Client, and Client is free to seek advise of its own Counsel regarding the accuracy of any information it provides CCI, the manner of dissemination of such information in the public venue, whether directly by Client, by arranged publication, or whether by CCI, according to the terms of this Agreement, or not.

1.06 AGREED POLICIES AND PROCEDURES: IT is hereby agreed between the parties hereto, without limiting the foregoing, and as may be more specifically in the Exhibits attached and made a part of this Agreement, that

         a) from time to time, CCI, in the performance of its duties, may assist with the preparation, amendment, drafting, editing, consulting, or critique of the information provided by Client, and submit such prepared, amended, or edited information to the Client for the purposes of review and approval; and

         b) from time to time, CCI, in the performance of its duties, may submit to Client, for purposes of final review and approval, suggested strategy, consultation, advise, and/or additional policy or procedure regarding CCI's potential Public and Investor Relations services; and

         c) Client may request CCI, and CCI shall make, all corrections, changes and amendments, in dealing with information and/or strategy, policy and procedure that the Client may request; and

         d) in all cases, Client shall have, and is deemed to have, all final review and approval, of all disseminated information and policy and procedures, and

         e) with out limiting any of the foregoing, all approvals, corrections, amendments, and strategies, policies and procedures, unless otherwise approved by this Agreement, shall be signed by a duly authorized representative of the Client, whether by original signature or by facsimile (telefax); Client may also, if not specified by the terms of this Agreement, leave standing instructions as to a final approval issue or series of issues regarding information, proofs for publication, or other matters of policy or procedures; the Client hereby designates the individual(s) listed in Exhibit "C" hereof as authorized representative( s) for purposes of this Agreement, and CCI may rely upon such designation;

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         f) staged payment Compensation terms, if applicable, shall be as outlined in Exhibit(s) " A" and "B", and call for certification by CCI of completion of services/project stage or phase, and CCI shall deliver its Invoice to Client upon completion of such phase, and Client shall render payment for such completed phase to CCI; CCI's Invoice, if applicable, may call for reimbursement, advance, or settlement, of Costs and Expenses in connection with its performance and completion of the agreed stage, phase, or project, if applicable;

1.07 COMPENSATION AND TIME OF PERFORMANCE: IN return for CCI's services, Client agrees to pay compensation as more specifically described in Exhibit "B" of this agreement. Compensation is to be denominated in US dollars, in cash, or property, as the case may be, and is either I) payable upon execution of this agreement, all as stipulated in Schedule "B", or 2) payable, in whole or part, in staged payments, as the case may be and as described in Exhibit(s) " A" and/or "B" upon CCI beginning performance, completion of a phase of its performance, or as otherwise specified by the parties.

         a) Should compensation be paid, partially or wholly, and in lieu of cash, in the form of securities as payment for services in kind, then Client and CCI shall agree on the value of such securities tendered, and such valuation will be stipulated and comprise, pro-rata a stipulated portion of the Compensation, itemized in Schedule B. Should securities tendered by part of the compensation, it is agreed between the patties hereto that, once tendered, CCI shall have been deemed to have received final payment, for either all or part of their compensation under this agreement; and

         b) further, all investment risk of any securities tendered, shall be agreed between the parties, to belong to CCI, to pass at the time of tender; however, it is further agreed between the parties that the above term "Securities" does not include "options to purchase" securities, of any issuer, and that options will not have an ascertainable value for purposes of compensation, thus will not be accounted for as described above. The parties also agree, however, that should any such options be granted to CCI in connection with this Agreement will be part of its compensation, or deemed to be legal consideration for CCI's services; and

         c) it is mutually agreed between the parties hereto, that CCI retains the option to begin its performance under this agreement, prior to the payment of its agreed Compensation, and that if performance has begun prior to the execution of the Agreement, such performance by CCI is hereby agreed by Client to be ratified and approved as if it were undertaken after execution of this Agreement.

1.08 COSTS AND EXPENSES: OUT OF POCKET COSTS: RETAINERS AND ADVANCES: The parties hereby agree that CCI, as an independent contractor, provides premises, labor, consultation, and contractor services, among other services. All matters regarding sharing of Costs and Expenses, whether allocated to Client, or advanced on behalf of Client by CCI, or Costs and Expenses absorbed, as the case may be, by CCI, and general matters regarding such Costs, Expenses, Retainers and Advances ("Costs and Expenses") shall be stipulated to be expressed in U.S. dollars, for accounting and other purposes. All such terms regarding Costs and Expenses, Out of Pocket Costs, Retainers and Advances, now known or unknown, may be stipulated and expressed as terms in Exhibit "B". Should the terms regarding Costs and Expenses be not specified as described, then, from time to time

         a) CCI may, in its discretion, advance, or allocate, on a reasonable basis, sums in payment of, including, but not limited to, postage, supplies, phone expenses, and other out of pocket expenses, that are costs and expenses of Client, and reimbursable to CCI; and

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         b) CCI may, in its discretion, keep and maintain limited books and records, in the form of an account deemed or carried as "Costs and Expenses Advanced or Allocated on behalf of Client"; and

         c) CCI shall advise Client on a regular basis, all as is practicable, the total amount of Costs, Out of Pocket Costs, and Expenses, deemed to be and attributable to Client, together with those described Costs and Expenses that have been paid ( or paid, then allocated) by CCI on behalf of Client, together with those Costs and Expenses that remain Due and Payable but remaining unpaid, belonging to 3rd party vendors on behalf of Client; and

         d) that any Costs and Expenses, Out of Pocket Expenses or Advances made, advanced, or allocated by CCI to any party become an Accounts Receivable ( or, as the case may be, "Expenses Receivable") for CCI, and an Accounts Payable for Client; Costs and Expenses, Bills, Invoices and other Costs directly billed or invoiced in either CCI's name, on behalf of Client, or directly billed by 3rd party vendors, all remaining unpaid, as the case may be, remain an Accounts Payable to the Client to such 3rd party vendors; and

         e) CCI may submit an Invoice, all in connection with, and consistent with, this Agreement, from time to time, or on a regular basis; and without limiting the foregoing, parties hereby expressly agree that nothing in the aforesaid, or any other part of this Agreement, creates any obligation, whatsoever, on the part of CCI, as an independent contractor, to advance, pay, settle, negotiate, or otherwise absorb, any expense, cost, advance, claim, invoice, fine, penalty, or bear any other item of expense, on behalf of Client or its activities, and the parties agree, in good faith, that it is not CCI's obligation to do so;

1.09 ASSIGNMENT AND DELEGATION: Neither party may assign any rights or delegate any duties hereunder, without limiting the foregoing, including the retention by CCI of subcontractors, agents, and sub- consultants, without the other party's express prior written consent.

1.10 ENTIRE AGREEMENT: THIS writing, the Exhibits attached and made a part of this Agreement herein, shall contain the entire agreement of the parties, without limiting the foregoing, including CCI's option to begin performance, such performance, if begun, being ratified by execution of this Agreement, and pursuant to its execution, as aforesaid. No material representations were made or relied upon by either party other than those expressly set forth in the Agreement. Client understands that CCI may expend substantial financial sums and work effort in the good faith performance of its services, and CCI makes no guarantees, assurances or representations in regard to its performance under the Agreement, to the results of Client's Corporate Public and Investor Relations program or any other results of services required by Client pursuant to this Agreement. No agent, employee or other representative of either party is empowered to alter or amend any of the above terms, conditions, compensation, matter of policy or procedure unless done in writing and signed by an executive officer of both respective parties.

1.11 CONTROLLING: LAW AND VENUE: This Agreement's validity, interpretation and performance shall be controlled by and construed under the laws of the State of Arizona. The proper venue and jurisdiction shall be the Circuit Court in Maricopa County, Arizona.

1.12 OTHER PREVAILING LAWS AND APPLICABILITY: THIS Agreement, the terms and conditions therein, including, but not limited to, the manner of Compensation that may be tendered by Client to CCI, or any payments In kind, may be, and are deemed herein to be, contingent and subject to, including but not limited to, Client's compliance with applicable State Securities Laws, Federal Securities Laws, and Rules of the various applicable Securities Exchanges, Securities Commissions, and NASD Broker-Dealer Rules and Regulations. Client understands, agrees, covenants and warrants to the Client, or other parties in interest that Client will make all applicable filings, registrations, amendments, and secure opinions and exemptions, for any undertaking by Client in connection with the tender or payment, in kind, or other obligation, to Client, of Securities, Warrants, Options, Rights, or other tendered securities of Client. Further, Client agrees that it will disclose any intended manner, type, or method of registration of Securities in connection with this Agreement, and any timing of such registration, with CCI, and that CCI, by and through its designated Counsel, must approve and concur with the Client (or its designated Counsel), on such manner and timing of any such registration. CCI also may reserve the right to secure from Client, at Client' s cost, an Opinion of Counsel, that any transaction regarding Securities is compliant with the applicable State or Federal Laws regarding such. All costs and expenses in connection with the aforesaid shall be borne by the Client.

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1.13 CERTAIN AUTHORITIES TO CCI: Without limiting any provision in this
Agreement, Client may extend certain limited authorities or powers to CCI, or certain officers or employees, ordinary and necessary to facilitate Client's business and CCl's performance.

1.14 PREVAILING: PARTY: In the event of the institution of any legal proceedings or litigation, at the trial level or appellate lever, with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party all costs, reasonable attorney's fees and expenses.

1.15 FAILURE TO OBJECT NOT A WAIVER: The failure of either party to this Agreement to object to, or to take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach or of any future violation, breach or wrongful conduct.

1.16 NOTICES: All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the representative or Company as follows:

COMPANY: CACTUS CONSULTANTS INTERNATIONAL, INC, 8360 East Via de Ventura, Bldg. 1.J200 Scottsdale, Arizona 85258
                                    Attention: Mr. Jan J. Olivier

CLIENT:                             RANES INTERNATIONAL HOLDING, INC,
                                    8360 East Via de Ventura, Bldg. L200
                                    Scottsdale, Arizona 85258
                                    Attention: Mr. Ian I. Olivier, President/CEO

1.17 HEADINGS: Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions. For all intents and purposes, time is of the essence with this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


CACTUS CONSULTANTS INTERNATIONAL, INC.
RANES INTERNATIONAL HOLDING, INC.


BY: /S/ Jan J. Olivier
    -------------------------
    JAN J. OLIVIER


BY: /S/ Ray Triphahn
    -------------------------
    RAY TRIPHAHN, DIRECTOR